FOR IMMEDIATE RELEASE
CONTACT:	Debbie Koopman
(630) 769-2596
Debbie_Koopman@spgl.com

Spiegel, Inc. Enters Into Order with the SEC

Pursuant to an Offer of Settlement

DOWNERS GROVE, Ill. – July 26, 2004 – The Spiegel Group (Spiegel, Inc.) today announced that on July 23, 2004, the Securities and Exchange Commission (the “Commission”) entered an order, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended, that immediately revokes the registration of the Class A common shares (the “Shares”) of Spiegel, Inc. (the “Company”). The Commission entered this order pursuant to an Offer of Settlement submitted by Spiegel, Inc. in connection with the pending investigation of the Company by the Commission.

As a result of the entry of the order, no member of a national securities exchange, broker, or dealer shall make use of the mails or any means of instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of the Shares.

As a result of the Commission’s order, the Company is no longer required to and does not anticipate making filings of annual, quarterly or other reports pursuant to Section 13(a) of the Exchange Act. Information about the Company will be available through the “Reorganization Information” section of its Web site at http://www.thespiegelgroup.com.

A copy of the order is available on the Commission’s Web site at www.sec.gov.

Forward-Looking Statements

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company’s current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company’s possible or assumed future financial condition or results of operations. These statements often include words such as “expect,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company’s ability to continue as a going concern; uncertainty regarding the company’s ability to operate pursuant to the terms of the debtor-in-possession (DIP) financing facility; uncertainty regarding the company’s ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company’s net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the company of the Pay-Out Events experienced by all of the company’s securitization agreements that are backed by the company’s credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the outcome of the liquidation of the credit card operations; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company’s credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company’s control.

All future written and oral forward-looking statements made by the company or persons acting on the company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company’s ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.